Exhibit 10.13

AMENDMENT NO. 1 TO PROMISSORY NOTES

This Amendment No. 1 to Promissory Notes (this “Amendment”) dated this 9th day of April, 2019, by and among Hash Labs Inc., a Nevada corporation (the “Company”) and The Vantage Group Ltd., a Delaware corporation (the “Holder”).

W I T N E S S E T H:

WHEREAS, the Holder is the holder of certain outstanding promissory notes (collectively, the “Notes”) of the Company, consisting of (i) a promissory note, dated on or about January 14, 2019, in the original principal amount of $17,780.25, and (ii) a promissory note, issued on or about July 15, 2016, in the original principal amount of $100,000.

WHEREAS, the Company and the Holder desire to amend the Notes as more particularly set forth below;

WHEREFORE, the parties do hereby agree as follows:

1.       The maturity date of each of the Notes is hereby amended to be June 30, 2019.

2.       Except as modified herein, the terms of the Notes shall remain in full force and effect.

3.       This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile or email shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

HASH LABS INC.

By:	/s/ J. Mark Goode
Name:	J. Mark Goode
Title:	Chief Executive Officer

THE VANTAGE GROUP LTD.

By:	/s/ Lyle Hauser
Name:	Lyle Hauser
Title	Chief Executive Officer